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Exhibit 99.1 Press release dated April 24, 2003

Team Financial, Inc.
NEWS

FOR IMMEDIATE RELEASE	For More Information Contact: Michael L. Gibson President of Investments/CFO Team Financial, Inc. (800) 880-6262 Extension 305 mike.gibson@teamfinancialinc.com http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

        PAOLA, Kansas, April 24, 2003—Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $991,000, or $.24 basic and diluted income per share, for the three months ended March 31, 2003, a decrease of 27%, compared to $1,358,000, or $.32 basic and diluted income per share, for the three months ended March 31, 2002.

        The decrease in net income was primarily related to a $650,000 decrease in net interest income to $4,651,000 for the three months ended March 31, 2003 compared to $5,301,000 for the three months ended March 31, 2002. The decrease in net interest income was the result of a 98 basis point decrease in the yield on loans receivable to 7.12% and a 134 basis point decrease in the yield on investment securities to 4.03% for the three months ended March 31, 2003, compared to the same period ended March 31, 2002. Net interest margin decreased to 3.40% for the three months ended March 31, 2003, compared to 3.86% for the three months ended March 31, 2002.

        Also contributing to the decrease in net income for the quarter was an increase in provision for loan losses of $189,000 to $345,000 for the three months ended March 31, 2003, compared to $156,000 for the three months ended March 31, 2002. The increase in provision for loan losses was attributable to an increase in net charge-offs of $192,000 to $283,000 in net charge-offs, or 0.33% of average total loans for the three months ended March 31, 2003, compared to $91,000, or 0.10% of average total loans for the three months ended March 31, 2002. The net charge-offs for the quarter included $202,000 of installment loan net charge-offs.

        "Although we incurred a decrease in net income due to the compression of our net interest margin and higher net charge-offs than the previous year, we continue to experience positive results from our emphasis on business lending in our metropolitan markets", noted Chairman and Chief Executive Officer Robert J. Weatherbie.

        The Company continues to solidify its position as a strong small to mid-sized business lender in the metropolitan areas of Kansas City; Omaha, Nebraska; and Colorado Springs, Colorado. This continued emphasis generated a $12.4 million, or 7% increase in commercial loans to $203.8 million at March 31, 2003, compared to $191.4 million at December 31, 2002. This favorable trend has represented itself with a $40.1 million, or 25% increase in commercial loans from December 31, 2001, and an $81.0 million, or 66% increase in commercial loans from December 31, 2000. The mix of commercial loans in the Company's portfolio has increased from 37% at December 31, 2000, to 59% at March 31, 2003.

        The Company's allowance for loan losses as a percent of total loans was 1.35% of total loans at March 31, 2003, compared to 1.35% of total loans at December 31, 2002. The Company's allowance for loan losses as a percent of non-performing loans was 71.34% at March 31, 2003, compared to 100.76% at December 31, 2002. Non-performing assets as a percent of total assets were 1.30% at March 31, 2003, compared to .97% of total assets at December 31, 2002.

        Non-interest income increased $1.2 million, or 58%, to $3.4 million for the three months ended March 31, 2003, compared to $2.2 million for the three months ended March 31, 2002. The increase was primarily attributable to insurance revenue of $1.1 million for the three months ended March 31, 2003 from the insurance agency acquisition completed in December 2002. Gain on sale of mortgage loans increased $106,000 to $651,000 for the three months ended March 31, 2003, compared to $545,000 for the same period in 2002.

        Non-interest expense was $6.4 million for the three months ended March 31, 2003, an increase of $975,000, or 18%, compared to $5.4 million for the three months ended March 31, 2002. The increase was attributable to non-interest expense of $943,000 from the operations of the insurance agency, acquired in December 2002. Net of the operations of the acquired insurance agency, non-interest expense increased $32,000, or 1% for the three months ended March 31, 2003, compared to the respective period ended March 31, 2002.

        Team Financial, Inc. is a financial services company with $657 million in total assets. It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in Colorado Springs, Colorado. The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services. For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

        This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release. Such risks and uncertainties include those detailed in the Company's filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company's acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company's customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries
Consolidated Statements of Financial Condition
(In Thousands)
(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Cash and due from banks	$16,143	$18,298
Federal funds sold and interest bearing bank deposits	6,953	17,260

Cash and cash equivalents	23,096	35,558

Investment securities
Available for sale, at fair value (amortized cost of $226,261 and $218,037 at March 31, 2003 and December 31, 2002, respectively)	230,987	224,052

Total investment securities	230,987	224,052

Loans receivable, net of unearned fees	346,513	340,986
Allowance for loan losses	(4,673)	(4,611)

Net loans receivable	341,840	336,375

Accrued interest receivable	4,242	4,053
Premises and equipment, net	12,910	12,219
Assets acquired through foreclosure	1,964	1,770
Goodwill	14,538	14,407
Intangible assets, net of accumulated amortization	6,303	6,579
Bank owned life insurance policies	17,190	16,968
Other assets	3,787	3,888

Total assets	$656,857	$655,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Checking deposits	$157,863	$172,886
Savings deposits	30,695	31,212
Money market deposits	52,948	54,485
Certificates of deposit	206,056	197,022

Total deposits	447,562	455,605

Federal funds purchased and securities sold under agreements to repurchase	14,053	4,401
Federal Home Loan Bank advances	111,323	112,331
Notes payable	6,531	6,455
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	15,525	15,525
Accrued expenses and other liabilities	10,332	9,724

Total liabilities	605,326	604,041

Commitments and contingencies
Stockholders' Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,448,888 and 4,442,210 shares issued; 4,094,305 and 4,107,627 shares outstanding at March 31, 2002 and December 31, 2002, respectively	27,443	27,393
Capital surplus	171	211
Retained earnings	24,037	23,290
Treasury stock, 354,583 and 334,583 shares of common stock at cost at March 31, 2002, and December 31, 2002, respectively	(3,239)	(3,034)
Accumulated other comprehensive income	3,119	3,968

Total stockholders' equity	51,531	51,828

Total liabilities and stockholders' equity	$656,857	$655,869

Team Financial, Inc. And Subsidiaries
Consolidated Statements of Operations
(Dollars In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended March 31
	2003	2002
Interest Income:
Interest and fees on loans	$5,965	$6,971
Taxable investment securities	1,954	2,384
Nontaxable investment securities	247	215
Other	48	109

Total interest income	8,214	9,679

Interest Expense:
Deposits
Checking deposits	173	286
Savings deposits	70	168
Money market deposits	169	236
Certificates of deposit	1,468	2,328
Federal funds purchased and securities sold under agreements to repurchase	11	14
FHLB advances payable	1,240	880
Notes payable	55	89
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	377	377

Total interest expense	3,563	4,378

Net interest income before provision for loan losses	4,651	5,301
Provision for loan losses	345	156

Net interest income after provision for loan losses	4,306	5,145

Non-Interest Income:
Service charges	805	854
Trust fees	129	142
Insurance agency revenue	1,136	—
Gain on sales of mortgage loans	651	545
Gain (loss) on sales of investment securities	1	26
Other	682	589

Total non-interest income	3,404	2,156

Non-Interest Expenses:
Salaries and employee benefits	3,444	2,939
Occupancy and equipment	717	578
Data processing	470	470
Professional fees	311	323
Marketing	91	52
Supplies	108	89
Intangible asset amortization	329	136
Conversion	—	4
Other	907	811

Total non-interest expenses	6,377	5,402

Income before income taxes	1,333	1,899
Income taxes	342	541

Net income	$991	$1,358

Shares applicable to basic income per share	4,105,809	4,181,195
Basic income per share	$0.24	$0.32

Shares applicable to diluted income per share	4,133,404	4,191,475
Diluted income per share	$0.24	$0.32

Team Financial, Inc. And Subsidiaries
Selected Ratios and Other Data
(Unaudited)

	As of and For Three Months Ended March 31		As of and For The Years Ended March 31
Selected Data
	2003	2002	2003	2002
Performance Ratios
Return On Average Assets	0.62%	0.85%	0.61%	0.21%
Return On Average Equity	7.73%	12.09%	8.17%	2.66%
Average Equity To Average Assets	7.98%	7.04%	7.45%	7.85%
Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.40%	3.86%	3.93%	4.20%
Efficiency Ratio	79.17%	72.44%	83.87%	72.26%
Book Value Per Share	$12.59	$11.04
Tangible Book Value Per Share	$7.63	$8.37
Asset Quality Ratios
Non Performing Loans As A Percent Of Total Loans	1.89%	1.43%
Non Performing Assets As A Percent Of Total Assets	1.30%	0.98%
Allowance For Loan Losses As A Percent Of Total Loans	1.35%	1.30%
Allowance For Loan Losses As A Percent Of Non Performing Loans	71.34%	91.22%

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  Exhibit 99.1 Press release dated April 24, 2003
Team Financial, Inc. And Subsidiaries Consolidated Statements of Financial Condition (In Thousands) (Unaudited)
Team Financial, Inc. And Subsidiaries Consolidated Statements of Operations (Dollars In Thousands, Except Per Share Data) (Unaudited)
Team Financial, Inc. And Subsidiaries Selected Ratios and Other Data (Unaudited)